Exhibit 10.1

Closing Agreement

This Closing Agreement (this “Agreement”) is effective as of July 7, 2023, and entered into by and among Wood Violet Fertility LLC, a Delaware limited liability company (the “Buyer”) and Wisconsin Fertility and Reproductive Surgery Associates, S.C., a Wisconsin professional service corporation d/b/a Wisconsin Fertility Institute (the “Company”), The Elizabeth Pritts Revocable Living Trust (the “Seller”), and Dr. Elizabeth Pritts, an individual and sole trustee of Seller (“Dr. Pritts”, and together with the Seller, the “Seller Parties”).

W I T N E S S E T H:

WHEREAS, the Parties entered into an Asset Purchase Agreement dated March 16, 2023 (the “Asset Purchase Agreement”);

WHEREAS, the defined terms in this Agreement are, unless otherwise specified herein, as they are defined in the Asset Purchase Agreement; and

WHEREAS, the parties desire to complete the Closing on or before July 31, 2023.

NOW, THEREFORE, in consideration of the premises and mutual promises herein made, the parties, intending to be legally bound, hereby agree as follows:

1.	Closing. Buyer and Seller Parties agree to complete the Closing no later than July 31, 2023 (the “Closing Date”), and such Closing Date may only be extended by mutual agreement of the Buyer and the Seller Parties. Prior to the Closing, the Parties will retain their respective rights and comply with all duties and obligations set forth in the Asset Purchase Agreement. Seller and Company agree to provide to Buyer all financial information and operating results requested by Buyer with respect to Company’s performance in Q2 2023.

2.	Additional Consideration. Buyer agrees to pay to Seller Parties the sum of $10,000, on or before July 7, 2023, to cover general legal and closing costs. The payment shall be made by wire transfer pursuant to the wiring instructions provided by the Sellers to Buyer. For the avoidance of doubt, such payment is in addition to the Purchase Price and is nonrefundable.

3.	Post-Closing Additional Payment Adjustment. Section 2.3.2 of the Asset Purchase Agreement is hereby amended by adding the following language immediately after the last sentence in such section:

The Parties acknowledge and agree that any INVO Parent Stock received as an Additional Payment on any Additional Payment Date shall be adjusted for any stock splits and combinations effectuated in INVO Parent Stock on or after the date hereof as follows: if INVO Parent at any time on or after the date hereof (A) subdivides (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of INVO Parent Stock into a greater number of shares, the amount of shares of INVO Parent Stock to be received as an Additional Payment on any Additional Payment Date will be proportionately increased and (B) combines (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of INVO Parent Stock into a smaller number of shares, the amount of shares of INVO Parent Stock to be received as an Additional Payment on any Additional Payment Date will be proportionately decreased. By way of example, if after the date hereof, INVO shall effectuate a 1-for-10 reverse stock split of the INVO Parent Stock whereby each ten (10) shares of INVO Parent Stock are converted into one (1) share of INVO Parent Stock, then the amount of shares of INVO Parent Stock issuable on any Additional Payment Date shall be proportionately reduced to reflect such 1-for-10 reverse stock split and accordingly the shares of INVO Parent Stock issuable on the first Additional Payment Date, the second Additional Payment Date and the third Additional Payment Date would be Eight Thousand (8,000) shares, Five Thousand Five Hundred (5,500) shares and Three Thousand Five Hundred (3,500) shares, respectively. This provision shall be applicable for the duration of the Term of the Asset Purchase Agreement.

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4.	Failure to Close. In the event that Parties fail to close on the purchase pursuant to the Asset Purchase Agreement on or before July 31, 2023, regardless of the reason for the failure to close, and unless there is another signed written extension among the Parties, then the Membership Interest Purchase Agreement shall be deemed terminated consistent with Section 8.1(a) therein.

5.	Governing Law. This Agreement shall be governed by the laws of the State of Wisconsin.

6.	Construction. If any portion of this Agreement is found to be invalid or illegal, the remaining provisions shall nevertheless be binding with the same effect as though the invalid or illegal parts were deleted.

7.	Non-Waiver. No delay or failure by any party to exercise any right under this Agreement or partial or single exercise of that right shall constitute a waiver of that or any other right unless expressly provided herein.

8.	Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together shall be one in the same instrument. A duplicate copy of this Agreement signed by all parties shall be valid and binding as if one original of the Agreement was signed by the parties. A photographic, or electronic copy of the signature(s) of the undersigned will be deemed to be equivalent to the original hereof and may be used as a duplicate original.

9.	Binding Effect. This Agreement shall be binding upon all the parties hereto and their heirs, personal representatives, legal representatives, successors and assigns.

[SIGNATURE PAGE TO FOLLOW]

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PURCHASER:

Wood Violet Fertility, LLC, a Delaware limited liability company

By:	/s/ Steve Shum
Steve Shum, President

COMPANY:

Wisconsin Fertility and Reproductive Surgery Associates, S.C., a Wisconsin professional service corporation d/b/a Wisconsin Fertility Institute

By:	/s/ Dr. Elizabeth Pritts
Dr. Elizabeth Pritts, President

SELLER PARTIES:

The Elizabeth Pritts Revocable Living Trust

By:	/s/ Dr. Elizabeth Pritts
Dr. Elizabeth Pritts, M.D., Trustee

Dr. Elizabeth Pritts, an individual

By:	/s/ Dr. Elizabeth Pritts
Dr. Elizabeth Pritts

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